Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in John B. Sanfilippo & Son, Inc.’s Annual Report on Form 10-K for the year ended June 26, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
October 30, 2008